UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

_________________

Date of Report (Date of earliest event reported): October 24, 2013

USEC Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14287	52-2107911
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Democracy Center
6903 Rockledge Drive
Bethesda, MD 20817
(301) 564-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 24, 2013, the Board of Directors of USEC Inc. (the “Company” or “USEC”) increased the number of directors from nine to eleven directors and elected Michael Diament and Mikel H. Williams as new directors, effective October 24, 2013. Messrs. Diament and Williams were appointed in consultation with certain holders of the Company’s convertible senior notes due October 2014 as described below. Mr. Diament will serve on USEC’s Compensation, Nominating and Governance Committee and Mr. Williams will serve on USEC’s Audit and Finance Committee and on USEC’s Technology, Competition and Regulatory Committee.
The Board of Directors determined that each of Messrs. Diament and Williams is an “independent director” in accordance with the New York Stock Exchange listing standards and rules and regulations of the Securities and Exchange Commission (“SEC”).
Mr. Diament, age 45, has served as a director of Magellan Health Services, Inc., a publicly-traded diversified specialty health care company, since 2004. He also has served on the board of managers of Dayco, LLC (formerly Mark IV Industries, Inc.), a privately-held manufacturer of engine technology solutions, since 2009. He formerly served on the board of directors of Journal Register Company, a privately-held national media company, from 2009 until 2011, and JL French Automotive Castings, Inc., a privately-held manufacturer of aluminum die cast components for the global automotive industry, from 2006 until 2009. He also formerly served as the director of bankruptcies and restructurings and a portfolio manager at Q Investments, an investment management firm, from 2001 until 2006. Prior to that, Mr. Diament was a senior analyst for Sandell Asset Management and served as vice president of Havens Advisors, both investment management firms.
Mr. Williams, age 56, has served as the Chief Executive Officer and a director of JPS Industries, Inc., a manufacturer of extruded urethane film, sheet and tubing, ethylene vinyl acetate film and sheet and mechanically formed glass and aramid substrate materials for specialty applications, since May 2013. Prior to that, Mr. Williams was the President, Chief Executive Officer and a director of DDi Corporation, a leading provider of time-critical, technologically advanced electronics manufacturing services, from November 2005 to May 2012, and a Senior Vice President and Chief Financial Officer of DDi from November 2004 to October 2005. Mr. Williams has also served in various management positions with several technology related companies, including as the President and sole member of Constellation Management Group, LLC, and in executive positions with Global TeleSystems, Inc. and its subsidiaries. Mr. Williams also serves on the boards of directors of Iteris, Inc. and Tellabs, Inc.
As previously disclosed in USEC’s filings with the SEC, including its most recent quarterly report on Form 10-Q for the quarter ended June 30, 2013, USEC has been engaged with its advisors and certain stakeholders on alternatives for a possible restructuring of its balance sheet. Messrs. Diament and Williams were recommended as director candidates by certain holders of the Company’s convertible senior notes due October 2014 in light of their experience in restructurings. Although Messrs. Diament and Williams were identified by such noteholders and their advisors, there is no arrangement or understanding between the new directors and any other persons pursuant to which such directors were selected as directors. In addition, in consultation with such noteholders, the Company has also engaged additional advisory support to assist with a possible restructuring of its balance sheet.
For their services on the Board of Directors, Messrs. Diament and Williams will receive the Company’s standard compensation for non-employee / non-investor directors, pro rated from their effective date. A description of such compensation arrangement is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

A copy of the press release announcing the election of Messrs. Diament and Williams is filed as Exhibit 99.1 to this Form 8-K.

This current report on Form 8-K contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 - that is, statements related to future events. In this context, forward-looking statements may address our expected future business and financial performance, and often contain words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “will” and other words of similar meaning. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For USEC, particular risks and uncertainties that could cause our actual future results to differ materially from those expressed in our forward-looking statements include, but are not limited to: the impact of a potential balance sheet restructuring on the holders of our common stock and convertible notes; risks related to the need to restructure the investments by Toshiba Corporation and Babcock & Wilcox Investment Company; risks related to our inability to repay our convertible notes at maturity in October 2014;  and other risks and uncertainties discussed in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and quarterly reports on Form 10-Q which are available at www.usec.com. We do not undertake to update our forward-looking statements except as required by law.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit
Number    Description

10.1	Summary Sheet for 2013 Non-Employee / Non-Investor Director Compensation

99.1	Press release dated October 25, 2013 issued by USEC Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

USEC Inc.

October 25, 2013	By:	/s/ John C. Barpoulis
John C. Barpoulis
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit
Number    Description

10.1	Summary Sheet for 2013 Non-Employee / Non-Investor Director Compensation.

99.1	Press release dated October 25, 2013 issued by USEC Inc.